Tyler Technologies Reports Earnings for Second Quarter 2026 and Announces New $1.5 Billion Share Repurchase Program
•SaaS revenues grew 21.7% and SaaS bookings reached a new quarterly high
•Expanded repurchase authorization reflects long-term confidence

PLANO, Texas – July 29, 2026 – Tyler Technologies, Inc. (NYSE: TYL), a large-cap growth and value S&P 500 company, today announced financial results for the second quarter ended June 30, 2026.
"Our second quarter results reflect strong execution and performance across our key financial and operational measures, highlighted by solid recurring revenue growth and a record second quarter for free cash flow," said Lynn Moore, Tyler's executive chair, president and chief executive officer. "SaaS revenues accelerated 21.7%, marking 22 consecutive quarters of 20% or greater SaaS growth. Public sector demand remains healthy, reflecting sustained modernization priorities for the public sector that translated into record SaaS and total bookings. Our raised 2030 financial targets, announced at our June Investor Day, reflect our continued strong execution and confidence in achieving our long-term vision. Our share repurchase program highlights that confidence, as we have repurchased 5.6% of our outstanding shares year-to-date and recently expanded our share repurchase authorization by an additional $1.5 billion," concluded Moore.
Second Quarter 2026 Financial Highlights (all comparisons are to the second quarter of 2025):
Revenues
•Total revenues were $645.1 million, up 8.2%.
•Recurring revenues were $559.5 million, up 8.2%, and comprised 86.7% of total revenues.
•Subscription revenues were $453.7 million, up 12.0%.
◦SaaS revenues grew 21.7% to $230.6 million.
◦Transaction revenues grew 3.5% to $223.1 million.
•Annualized recurring revenue (ARR) was $2.24 billion, up 8.2%.
Earnings/EBITDA
•GAAP operating income was $95.1 million. Non-GAAP operating income was $165.7 million, up 4.8%.
•GAAP net income was $93.5 million, or $2.23 per diluted share, up 10.5%. Non-GAAP net income was $129.0 million, or $3.08 per diluted share, up 0.9%.
•Adjusted EBITDA was $176.4 million, up 4.3%.
Cash Flow
•Cash flows from operations were $124.4 million, up 26.5%.
•Free cash flow was $118.5 million, up 34.7%.

Tyler Technologies Reports Earnings
for Second Quarter 2026
July 29, 2026

"We delivered strong top and bottom-line results for the second quarter highlighted by solid recurring revenue growth and free cash flow of $118.5 million, up nearly 35%, and a record for a second quarter," said Brian Miller, Tyler's executive vice president and chief financial officer. "During the quarter, we strategically deployed significant capital through the acquisition of For the Record for $213 million in cash and the use of $505 million for share repurchases. We strengthened our balance sheet through our highly successful $1.4 billion convertible debt offering in May and ended the quarter with more than $1 billion in cash and investments, providing substantial financial flexibility to support our growth initiatives while continuing to return value to shareholders," concluded Miller.
Additionally, on July 24, 2026, Tyler’s Board of Directors approved a share repurchase plan with authorization to purchase up to $1.5 billion of our Class A Common Stock, effective immediately (the “Repurchase Plan”). The Repurchase Plan underscores our ongoing confidence in Tyler’s business, strategic objectives, and long-term opportunities. It also reflects the view that Tyler’s shares continue to be undervalued. Our consistently durable free cash flow generation has allowed us to opportunistically return capital to shareholders, especially in periods of undervaluation, while also investing for sustained growth.
The Repurchase Plan replaces and supersedes any previous authorizations, except that, for the avoidance of doubt, we may continue to repurchase any amounts not yet repurchased under previous authorizations. Repurchases may be made in the open market or otherwise in such quantities, at such prices, in such manner and on such terms and conditions as management determines are in the best interests of the company. We may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization.
The Repurchase Plan does not have a fixed expiration date, does not obligate us to acquire any particular amount of Class A Common Stock, and may be modified, suspended, or terminated at any time. The Repurchase Plan shall be made in accordance with all applicable laws and regulations in effect from time to time. As of July 29, 2026, we have remaining authorization from our Board of Directors to repurchase up to approximately $1.745 billion of our common stock.
Recent Business Highlights
•On April 14, we completed the acquisition of For The Record for approximately $212.7 million in cash. For The Record represents our third largest acquisition to date and enhances our justice portfolio by bringing advanced legal-grade speech-to-text and real-time, multilingual transcription technology powered by AI.
•On May 14, we completed a $1.4 billion offering of 0.50% convertible senior notes due in 2031. In connection with the offering, we entered into capped call transactions, which increased the initial effective conversion price to $655.77. Net proceeds from the offering, after capped call and other transaction fees were $1.2 billion.
•On May 28, we entered into a new 5-year $1.0 billion unsecured revolving credit facility, replacing our previous $700 million facility.
•We repurchased 1,622,762 shares of our common stock during the quarter for approximately $505 million under our previously announced repurchase authorization.

Tyler Technologies Reports Earnings
for Second Quarter 2026
July 29, 2026

Financial Outlook for 2026
As of July 29, 2026, Tyler Technologies is providing the following guidance for the full year 2026:

Guidance for 2026	Range
Total revenues	$2.535 billion to $2.575 billion
Non-GAAP diluted earnings per share	$12.95 to $13.20
Free cash flow margin	26% to 28%
Research and development expense	$245 million to $250 million
Capital expenditures	$18 million to $20 million
Capitalized software development costs included in capex	$6 million
Net interest income	$19 million to $21 million

Tyler Technologies has not reconciled forward-looking full-year non-GAAP financial measures to their most directly comparable GAAP measures, as permitted by item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to stock-based compensation, acquisition transactions, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.
Conference Call
Prepared remarks, the quarterly earnings presentation providing additional information and analysis, and supplemental materials can be found at the Financials section of Tyler's investor relations website. Tyler Technologies will hold a Q&A conference call on Thursday, July 30, 2026, at 8:30 a.m. ET. Participants can pre-register for the teleconference here. Alternatively, participants can join the teleconference by dialing 833-461-5787 with the meeting ID 411 755 212.
The live audio webcast and archived replay can also be accessed at the Events & Presentations section of Tyler's investor relations website.
About Tyler Technologies, Inc.
Tyler Technologies (NYSE: TYL) is a leading provider of technology solutions purpose-built exclusively for the public sector. Tyler’s end-to-end solutions empower local, state, and federal government entities to operate efficiently and transparently with residents and each other. By connecting data and processes across disparate systems, Tyler’s solutions strengthen the core operations of government and help agencies turn insight into action for their communities. With more than 50,000 installations across 16,000 client locations, Tyler serves clients in all 50 states, Canada, the Caribbean, Australia, and other international locations. Tyler has been recognized numerous times for growth and innovation, including on Government Technology’s GovTech 100 list. More information about Tyler Technologies, an S&P 500 company headquartered in Plano, Texas, can be found at tylertech.com.

Tyler Technologies Reports Earnings
for Second Quarter 2026
July 29, 2026

Non-GAAP Financial Measures
Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, adjusted EBITDA, free cash flow, and free cash flow margin. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in comparing results from period to period while isolating the effects of some items that vary from period to period without correlation to core operating performance. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. EBITDA is net income before interest expense, other income, income taxes, depreciation, and amortization. Non-GAAP and adjusted financial measures discussed above exclude share-based compensation expense, employer portion of payroll taxes on employee stock transactions, expenses associated with amortization of intangibles arising from business combinations, acquisition-related expenses, restructuring costs and other, gain on remeasurement of equity investment, and non-recurring items in other income, net. Annualized recurring revenue (ARR) is calculated by annualizing the current quarter's recurring revenues from subscriptions and maintenance.
Tyler currently uses a non-GAAP tax rate of 23.0%. This rate is based on Tyler's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating Tyler's non-GAAP income, as well as significant non-recurring tax adjustments. The non-GAAP tax rate used in future periods will be reviewed periodically to determine whether it remains appropriate in consideration of factors including Tyler's periodic annual effective tax rate calculated in accordance with GAAP, changes resulting from tax legislation, changes in the geographic mix of revenues and expenses, and other factors deemed significant. Due to differences in tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to Tyler's estimated annual tax rate as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from Tyler's actual tax liabilities.
Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.
Forward-looking Statements
This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important

Tyler Technologies Reports Earnings
for Second Quarter 2026
July 29, 2026

factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our clients, including local, state and federal government agencies, that could negatively impact information technology spending; (2) disruption to our business and harm to our competitive position resulting from cyber-attacks, evolving use of artificial intelligence (“AI”), security vulnerabilities and software updates, or changes in our ability to access third-party software and services; (3) our ability to protect client information from security breaches or misuse through AI and to provide uninterrupted operations of data centers; (4) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (5) material portions of our business require the Internet infrastructure to be adequately maintained; (6) our ability to actively monitor developments in AI regulation and ethical standards as we expect that future changes in the regulatory landscape may affect our product development timelines, compliance costs, and market opportunities related to AI; (7) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (8) general economic, political and market conditions, including inflation and changes in interest rates; (9) technological and market risks associated with the development of new technologies, products or services or of new versions of existing or acquired products or services; (10) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (11) the ability to attract and retain qualified personnel and dealing with rising labor costs, the loss or retirement of key members of management or other key personnel; and (12) costs of compliance and any failure to comply with government and stock exchange regulations. These factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K and quarterly report on Form 10-Q. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.
(Comparative results follow)
Contact: Hala Elsherbini
Senior Director, Investor Relations
Tyler Technologies, Inc.
972-713-3770
hala.elsherbini@tylertech.com

Source: Tyler Technologies
#TYL_Financial
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TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025

Revenues:
Subscriptions	$453,724	$405,075	$883,469	$780,064
Maintenance	105,810	112,123	214,684	224,924
Professional services	63,166	58,612	123,973	122,662
Other	22,396	20,307	36,473	33,632
Total revenues	645,096	596,117	1,258,599	1,161,282

Cost of revenues:
Subscriptions, maintenance, and professional services	306,783	292,595	600,330	570,648
Amortization of software development	5,579	5,505	11,203	10,884
Amortization of acquired software	8,532	9,319	17,516	18,613
Other	17,145	15,514	26,059	20,872
Total cost of revenues	338,039	322,933	655,108	621,017

Gross profit	307,057	273,184	603,491	540,265

Sales and marketing expense	39,851	36,312	78,648	72,785
General and administrative expense	93,733	76,601	177,698	156,053
Research and development expense	62,832	50,842	122,559	98,686
Amortization of other intangibles	15,546	13,833	29,679	27,972

Operating income	95,095	95,596	194,907	184,769

Interest expense	(2,974)	(1,262)	(4,040)	(2,508)
Gain on remeasurement of equity investment	25,048	—	25,048	—
Other income, net	3,462	8,179	11,138	15,542
Income before income taxes	120,631	102,513	227,053	197,803
Income tax provision	27,119	17,886	52,361	32,124
Net income	$93,512	$84,627	$174,692	$165,679

Earnings per common share:
Basic	$2.25	$1.96	$4.20	$3.84
Diluted	$2.23	$1.93	$4.17	$3.76

Weighted average common shares outstanding:
Basic	41,619	43,163	41,564	43,174
Diluted	41,854	43,929	41,853	44,016

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
Reconciliation of non-GAAP gross profit and margin	2026	2025	2026	2025
GAAP gross profit	$307,057	$273,184	$603,491	$540,265
Non-GAAP adjustments:
Add: Share-based compensation expense included in cost of revenues	9,504	8,891	18,978	17,605
Add: Amortization of acquired software	8,532	9,319	17,516	18,613
Non-GAAP gross profit	$325,093	$291,394	$639,985	$576,483
GAAP gross margin	47.6%	45.8%	47.9%	46.5%
Non-GAAP gross margin	50.4%	48.9%	50.8%	49.6%

	Three months ended June 30,		Six months ended June 30,
Reconciliation of non-GAAP operating income and margin	2026	2025	2026	2025
GAAP operating income	$95,095	$95,596	$194,907	$184,769
Non-GAAP adjustments:
Add: Share-based compensation expense	43,662	38,302	80,821	75,962
Add: Employer portion of payroll tax related to employee stock transactions	437	1,055	1,229	2,119
Add: Acquisition-related costs	2,087	—	2,311	33
Add: Restructuring costs and other	326	24	5,815	48
Add: Amortization of acquired software	8,532	9,319	17,516	18,613
Add: Amortization of other intangibles	15,546	13,833	29,679	27,972
Non-GAAP adjustments subtotal	70,590	62,533	137,371	124,747
Non-GAAP operating income	$165,685	$158,129	$332,278	$309,516
GAAP operating margin	14.7%	16.0%	15.5%	15.9%
Non-GAAP operating margin	25.7%	26.5%	26.4%	26.7%

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
Reconciliation of non-GAAP net income and earnings per share	2026	2025	2026	2025
GAAP net income	$93,512	$84,627	$174,692	$165,679
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	70,590	62,533	137,371	124,747
Less: Gain on remeasurement of equity investment	(25,048)	—	(25,048)	—
Add: Non-recurring items in other income, net	1,406	—	1,406	—
Less: Income tax impact	(11,424)	(19,249)	(26,019)	(40,450)
Non-GAAP net income	$129,036	$127,911	$262,402	$249,976
GAAP earnings per diluted share	$2.23	$1.93	$4.17	$3.76
Non-GAAP earnings per diluted share	$3.08	$2.91	$6.27	$5.68

	Three months ended June 30,		Six months ended June 30,
Detail of share-based compensation expense	2026	2025	2026	2025
Cost of revenues	$9,504	$8,891	$18,978	$17,605
Operating expenses	34,158	29,411	61,843	58,357
Total share-based compensation expense	$43,662	$38,302	$80,821	$75,962

	Three months ended June 30,		Six months ended June 30,
Reconciliation of EBITDA and adjusted EBITDA	2026	2025	2026	2025
GAAP net income	$93,512	$84,627	$174,692	$165,679
Amortization of other intangibles	15,546	13,833	29,679	27,972
Depreciation and amortization included in cost of revenues, sales and marketing expense, general and administrative expense, and research and development expense	19,295	20,322	39,018	40,531
Interest expense	2,974	1,262	4,040	2,508
Gain on remeasurement of equity investment	(25,048)	—	(25,048)	—
Other income, net	(3,462)	(8,179)	(11,138)	(15,542)
Income tax provision	27,119	17,886	52,361	32,124
EBITDA	$129,936	$129,751	$263,604	$253,272
Share-based compensation expense	43,662	38,302	80,821	75,962
Acquisition-related costs	2,087	—	2,311	33
Employer portion of payroll tax related to employee stock transactions	437	1,055	1,229	2,119
Lease restructuring costs and other	326	24	5,815	48
Adjusted EBITDA	$176,448	$169,132	$353,780	$331,434

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
Reconciliation of free cash flow	2026	2025	2026	2025
Net cash provided by operating activities	$124,411	$98,311	$231,673	$154,469
Less: additions to property and equipment	(5,051)	(5,487)	(8,288)	(7,822)
Less: investment in software development	(845)	(4,850)	(2,105)	(10,400)
Free cash flow	$118,515	$87,974	$221,280	$136,247
Free cash flow margin	18.4%	14.8%	17.6%	11.7%

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
 (Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$895,353	$1,015,400
Accounts receivable, net	724,866	638,798
Short-term investments	74,682	81,800
Prepaid expenses and other current assets	98,416	84,142
Income tax receivable	23,805	23,748
Total current assets	1,817,122	1,843,888

Accounts receivable, long-term portion	10,420	5,968
Operating lease right-of-use assets	38,374	35,602
Property and equipment, net	159,462	160,355

Other assets:
Software development costs, net	53,642	68,371
Goodwill	2,754,742	2,590,013
Other intangibles, net	846,206	780,414
Non-current investments	45,232	60,698
Other non-current assets	88,376	93,599
Total assets	$5,813,576	$5,638,908

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$360,920	$365,346
Operating lease liabilities	11,221	9,598
Deferred revenue	797,435	780,838
Current portion of convertible senior notes due 2026, net	—	599,663
Total current liabilities	1,169,576	1,755,445

Convertible senior notes due 2031, net	1,408,691	—
Deferred revenue, long-term	19,486	20,988
Deferred income taxes	108,624	95,063
Operating lease liabilities, long-term	35,118	33,347
Other long-term liabilities	34,850	31,276
Total liabilities	2,776,345	1,936,119

Shareholders' equity	$3,037,231	$3,702,789
Total liabilities and shareholders' equity	$5,813,576	$5,638,908

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income	$93,512	$84,627	$174,692	$165,679
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	35,812	34,322	74,761	68,943
Gains from sale of investments	(1)	(1)	(4)	—
Share-based compensation expense	43,662	38,302	80,821	75,962
Operating lease right-of-use assets expense	3,569	2,572	5,892	4,860
Deferred income tax benefit	17,653	—	31,866	(11,080)
Gain on remeasurement of equity investment	(25,048)	—	(25,048)	—
Other	33	39	33	39
Changes in operating assets and liabilities, exclusive of effects of acquired companies	(44,781)	(61,550)	(111,340)	(149,934)
Net cash provided by operating activities	124,411	98,311	231,673	154,469

Cash flows from investing activities:
Additions to property and equipment	(5,051)	(5,487)	(8,288)	(7,822)
Purchase of marketable security investments	(50,123)	(35,293)	(51,481)	(107,286)
Proceeds and maturities from marketable security investments	11,902	32,528	73,760	34,284
Investment in software development	(845)	(4,850)	(2,105)	(10,400)
Cost of acquisitions, net of cash acquired	(214,271)	(206)	(214,291)	(18,230)
Other	21	549	13	526
Net cash used by investing activities	(258,367)	(12,759)	(202,392)	(108,928)

Cash flows from financing activities:
Repayment of convertible senior notes due 2026	—	—	(600,000)	—
Proceeds from issuance of convertible senior notes due 2031	1,437,500	—	1,437,500	—
Purchase of capped call transactions	(187,163)	—	(187,163)	—
Payment of debt issuance costs	(31,704)	—	(31,704)	—
Purchase of treasury shares	(504,942)	(1,605)	(755,005)	(1,605)
Payment of employee taxes paid for withheld shares upon equity award settlement, net of proceeds from exercise of stock options	(5,769)	(4,681)	(22,134)	(3,155)
Contributions from employee stock purchase plan	5,377	5,352	9,178	9,322
Other	—	(2,900)	—	(7,377)
Net cash provided (used) by financing activities	713,299	(3,834)	(149,328)	(2,815)

Net increase (decrease) in cash and cash equivalents	579,343	81,718	(120,047)	42,726
Cash and cash equivalents at beginning of period	316,010	705,729	1,015,400	744,721

Cash and cash equivalents at end of period	$895,353	$787,447	$895,353	$787,447